Exhibit B-4(f)(11)

                                              EXECUTION COPY

                 WAIVER UNDER NOTE AGREEMENT

     This Waiver (this "Waiver"), effective as of the 11 day of January, 2002, is between GOLD KIST INC., a cooperative marketing association organized and existing under the laws of the State of Georgia (the "Company"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (on its own behalf and as asset manager for Gateway Recovery Trust, the "Noteholder").

     WHEREAS, the Company and the Noteholder are parties to that certain Consolidated, Amended and Restated Note
Agreement, dated as of November 3, 2000 (as amended and in effect on the date hereof, the "Note Agreement"); and

     WHEREAS, the Company is currently a member of Commerce
Ventures, LLC ("Commerce Ventures") and desires to make capital contributions to Commerce Ventures after the date hereof in an aggregate amount not exceeding $500,000 (the
"Commerce Investment"); and

     WHEREAS, the Commerce Investment is prohibited pursuant to Section 7.4 of the Bank Agreement (as defined in the Note
Agreement) and pursuant to Section 6D of the Note Agreement;
and

     WHEREAS, the Company owns certain shares in The
Principal Group (the "Principal Shares"); and

     WHEREAS, the Company desires to sell the Principal
Shares for cash consideration equal to the fair market value of the Principal Shares as of the time of such sale (the
"Principal Shares Liquidation"); and

     WHEREAS, pursuant to Section 3.1 of the Bank Agreement and Section 5K(i)(b)(iii) of the Note Agreement, the Company will be required to make mandatory prepayments to the lenders under the Bank Agreement and offer to prepay the Notes (as defined in the Note Agreement) in an amount equal to 100% of the net proceeds from the Principal Shares Liquidation, with such mandatory prepayments and offer to prepay required to be made to the such lenders and the Noteholder on a pro rata basis (the "Term Loan Prepayment"); and

     WHEREAS, the Company has requested that the Noteholder waive the provisions of (a) Section 6D of the Note Agreement with respect to the Commerce Investment, and (b) Section 5K(i)(b)(iii) of the Note Agreement with respect to the Term Loan Prepayment and instead allow the net proceeds of the Principal Shares Liquidation to be retained by the Borrower;

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Waiver. The Noteholder hereby waives the provisions of (a) Section 6D of the Note Agreement with respect to the Commerce Investment, and (b) Section 5K(i)(b)(iii) of the Note Agreement with respect to the Term Loan Prepayment in connection with the Principal Shares Liquidation; provided that the Noteholder shall have received a waiver executed by the requisite lenders under the Bank Agreement in form and substance substantially similar to this Waiver. Except for the waiver set forth above, the terms and provisions of the Note Agreement and the Related Documents shall remain in full force and effect. The Company acknowledges and expressly agrees that the Noteholder reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Note Agreement and the other Related Documents.

     2. Representations and Warranties. The Company hereby represents and warrants in favor of the Noteholder as follows:

          (a)  the Company has the corporate power and
authority (i) to enter into this Waiver, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          (b) this Waiver has been duly authorized, validly executed and delivered by one or more authorized signatories of the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

          (c) the execution and delivery of this Waiver and performance by the Company under the Note Agreement do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor contravene or conflict with the charter documents of the Borrower, or the provisions of any statute, judgment, order, indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which any of its properties are or may become bound; and

          (d)  as of the date hereof, and after giving
effect to this Waiver (i) no Default or Event of Default exists under the Note Agreement, and (ii) each representation and warranty set forth in Paragraph 8 of the Note Agreement is true and correct.

     3. Related Document. This Waiver shall be deemed to be a Related Document for all purposes.

     4. Counterparts. This Waiver may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     5. Governing Law. This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

     6. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Note Agreement.

     7. Effectiveness. This Waiver shall be effective as of the date first written above upon the Noteholder's receipt of (a) a counterpart hereof duly executed by the Company and the Noteholder, (b) a duly executed Consent, Reaffirmation and Agreement of Guarantors, (c) evidence reasonably satisfactory to the Noteholder that the Bank Agreement waiver referred to above shall have been duly executed by the parties thereto and (d) such other documents executed by the Company as the Noteholder may reasonably require.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                         GOLD KIST INC.


                         By:/s/ Stephen O. West
                           Name:  Stephen O. West
                           Title: CFO and Treasurer



                         By:____________________________
                           Name:
                           Title:

                         [CORPORATE SEAL]



                         THE PRUDENTIAL INSURANCE COMPANY
                                 OF AMERICA


                         By: /s/ Billy Greer
                           Vice President


                         THE PRUDENTIAL INSURANCE COMPANY
                          OF AMERICA, as asset manager for
                           Gateway Recovery Trust


                         By: /s/ Paul Price
                           Vice President
[14687]
     CONSENT, REAFFIRMATION AND AGREEMENT OF GUARANTORS

     Each of the undersigned (i) acknowledges receipt of the foregoing Waiver (the "Waiver"), (ii) consents to the execution and delivery of the Waiver by the parties thereto and (iii) reaffirms all of its obligations and covenants under the Amended and Restated Subsidiary Guaranty Agreement dated as of October 23, 2001 executed by it, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Waiver.


                         AGRATECH SEEDS INC.
                         AGRATRADE FINANCING, INC.
                         CROSS EQUIPMENT COMPANY, INC.
                         GK FINANCE CORPORATION
                         GK PEANUTS, INC.
                         GK PECANS, INC.
                         LUKER INC.


                         By: /s/ Stephen O. West
                           Name: Stephen O. West
                           Title: Treasurer


                         GK FINANCE CORPORATION


                         By:  /s/ Stephen O. West
                              Name:  Stephen O. West
                              Title:  Treasurer